Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Michael Dent, Chief Executive Officer and Chairman of HealthLynked Corp., a Nevada corporation (the “Company”), hereby certify, to my knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018	By:	/s/ Michael Dent
	Name:	Michael Dent
	Title:	Chief Executive Officer and Chairman (Principal Executive Officer)